UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2006

Coach Industries Group, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-19471	91-1942841
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12330 SW 53rd Street, Suite 703 Cooper City, Florida	33330
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 602-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 29, 2006, Robert L. Lefebvre was appointed Chief Executive Officer and Vice Chairman of the Registrant. Mr. Lefebvre, will continue to serve as a member of the Registrant’s Board of Directors, where he has served since December 2004. Mr. Lefebvre will also continue to serve as President of SubContracting Concepts Inc. (“SCI”), a wholly owned subsidiary of the Registrant. Steven H. Rothman, who has served as the Registrant’s Interim Chief Executive Officer, will remain as Chairman.

Mr. Lefebvre also serves as President of Corporate Development Services, Inc. (“CDS”), a wholly-owned subsidiary of the Registrant, which provides independent contractors, subcontractor settlement processing and specialty insurance products to commercial fleet operators. Effective May 1, 2006, CDS began offering accident and occupational insurance to commercial fleet drivers. CDS has engaged Dallas National Insurance Company and Highpoint Risk Services, LLC to provide the insurance for the program. Mr. Lefebvre also owns 33% of an insurance brokerage company that provided exclusive services to CDS in 2006 and 2005, specifically with respect to accident and occupational hazard insurance and the contract liability program. The total commissions earned by this brokerage company from CDS premiums amounted to $541,000 for the nine months ended September 30, 2006 and $390,000 in 2005. The rates charged by this insurance brokerage company to CDS are comparable to those paid by unaffiliated customers. In addition, the Registrant has established a marketing agreement with the insurance brokerage company, whereby the insurance brokerage company pays a fee to the Registrant for marketing and administration services relating to the brokerage company’s products. The total amount received by Registrant for the nine months ended September 30, 2006 was $41,000. The agreement was effective May 1, 2006.

Mr. Lefebvre’s employment with Registrant has no specified term and is at will. Mr. Lefebvre will not receive any compensation, however he will continue to receive a base salary of $15,000 per annum for his services at SCI.

The press release issued by the Registrant in connection with the appointment as set forth above is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1     Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COACH INDUSTRIES GROUP, INC.
(Registrant)
Date December 5, 2006

	By:	/s/ Steven H. Rothman
	Name:	Steven H. Rothman
	Title:	Chairman of the Board

Exhibit Index

Exhibit Number	Description
Exhibit 99.1	Press Release